UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
April 26, 2010 (April 23, 2010)

Commission File No. 001-34269

SHARPS COMPLIANCE CORP.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware (State Or Other Jurisdiction Of Incorporation Or Organization)	74-2657168 (IRS Employer Identification No.)

9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address Of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code)
713-432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Ronald E. Pierce Matter

On April 23, 2010, the Company received notice that the Arbitration Panel hearing the Ronald E. Pierce employment-related matter (“Panel”) ruled in favor of the Company.

The Panel agreed with the Company’s position that notice of its intent to non-renew Mr. Pierce’s employment agreement was timely, and that in accordance with Mr. Pierce’s employment agreement, the Company was entitled to provide notice thirty (30) days prior of its intent to terminate the agreement, and that no severance was due to Mr. Pierce.

The claim amount under the July 15, 2008 demand for arbitration was $300,001.

The decision by the Panel is considered final.

The Company will immediately take all steps available under the law, including litigation against Mr. Pierce, to pursue the recovery of its legal fees related to this matter, which for the period beginning July 2008, to date, are approximately $170,000.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHARPS COMPLIANCE CORP.
By:	/s/ David P. Tusa
Executive Vice President, Chief Financial Officer and Business Development

Dated: April 26, 2010